Exhibit 10.1

FUSIONSVERTRAG / MERGER AGREEMENT

vom / of

12. März 2019 / 12 March 2019

zwischen / between

NLS-1 Pharma AG, Alter Postplatz 2, 6370 Stans

(nachfolgend / hereinafter “NLS-1”)

und / and

NLS-0 Pharma AG, Alter Postplatz 2, 6370 Stans

(nachfolgend / hereinafter “NLS-0”)

und / and

NLS Pharma AG, Alter Postplatz 2, 6370 Stans

(nachfolgend / hereinafter “NLS”,

je einzeln auch die “Partei” und zusammen die “Parteien” /

each a “Party” and together the “Parties”)

betreffend / regarding

Fusion gemäss Art. 3 ff. des Fusionsgesetzes / Merger pursuant to Article 3 et seqq. of the Merger Act

NLS-1 und NLS-0 und NLS beabsichtigen, miteinander zu fusionieren, wobei NLS-1 die übernehmende Gesellschaft ist. Gestützt darauf vereinbaren die Parteien was folgt:

NLS-1 and NLS-0 and NLS envisage to merge whereby NLS-1 will be the surviving Party. Therefore, the Parties agree as follows:

1.	Beteiligte Gesellschaften / Companies Involved

NLS-1 ist eine Aktiengesellschaft im Sinne von Art. 620 ff. OR mit Sitz in Stans und ist unter der Firmennummer CHE-447.067.367 im Handelsregister des Kantons Nidwalden eingetragen. Ihr Aktienkapital beträgt CHF 127’600.- und ist eingeteilt in 1’276 Namenaktien mit einem Nennwert von je CHF 100.-.

NLS-1 is a company limited by shares according to Article. 620 ff. of the Swiss Code of Obligations (“CO”) with its registered office in Stans, registered under no. CHE-447.067.367 in the commercial register of the canton of Nidwalden. Its share capital amounts to CHF 127’600.-, divided into 1’276 registered shares with a nominal value of CHF 100.- each.

NLS-0 ist eine Aktiengesellschaft im Sinne von Art. 620 ff. OR mit Sitz in Stans und ist unter der Firmennummer CHE-324.571.312 im Handelsregister des Kantons Nidwalden eingetragen. Ihr Aktienkapital beträgt CHF 100’000.- und ist eingeteilt in 1’000 Namenaktien mit einem Nennwert von je CHF 100.-.

NLS-0 is a company limited by shares according to Article. 620 ff. CO with its registered office in Stans, registered under no. CHE-324.571.312 in the commercial register of the canton of Nidwalden. Its share capital amounts to CHF 100’000.-, divided into 1’000 registered shares with a nominal value of CHF 100.- each.

NLS ist eine Aktiengesellschaft im Sinne von Art. 620 ff. OR mit Sitz in Stans und ist unter der Firmennummer CHE-348.607.509 im Handelsregister des Kantons Nidwalden eingetragen. Ihr Aktienkapital beträgt CHF 100’000.- und ist eingeteilt in 1’000 Namenaktien mit einem Nennwert von je CHF 100.-.

NLS is a company limited by shares according to Article. 620 ff. CO with its registered office in Stans, registered under no. CHE-348.607.509 in the commercial register of the canton of Nidwalden. Its share capital amounts to CHF 100’000.-, divided into 1’000 registered shares with a nominal value of CHF 100.- each.

Die Parteien sollen rückwirkend per 1. Januar 2019 gestützt auf Art. 3 Abs. 1 lit. a FusG und Art. 4 Abs. 1 lit. a FusG fusioniert werden, und zwar auf dem Wege der Absorption von NLS-0 und NLS durch NLS-1.

The Parties are to be merged retroactively as per 1 January 2019 on the basis of Article 3 para. 1 lit. a Merger Act and Article 4 para. 1 lit. a Merger Act by way of NLS-1 absorption of NLS-0 and NLS.

Mit der Fusion wird die Vereinfachung der Gesellschaftsstruktur bezweckt.

The purpose of the merger is to simplify the structure of the companies.

Im Zuge der Fusion soll NLS-1 in “NLS Pharmaceutics AG” umfirmiert werde.

In the course of the merger, NLS-1 is to be renamed “NLS Pharmaceutics AG”.

2.	Fusion / Merger

Unter dem Vorbehalt der Genehmigung dieses Vertrages durch die Generalversammlungen übernimmt NLS-1 durch Absorptionsfusion NLS-0 und NLS. Durch diese Fusion werden NLS-0 und NLS aufgelöst und sämtlich Aktiven und Passiven der NLS-0 und NLS gehen durch Universalsukzession auf NLS-1 über. NLS-0 und NLS werden mit der Eintragung der Fusion im Handelsregister gelöscht (Art. 3 Abs. 2 FusG).

Subject to the approval of this agreement by the shareholders’ meetings of the Parties, NLS-1 will acquire NLS-0 and NLS through a merger by absorption. As a result of this merger, NLS-0 and NLS will be dissolved and all assets and liabilities of NLS-0 and NLS will be transferred to NLS-1 by means of a universal succession. With the registration of the merger in the commercial register, NLS-0 and NLS will be deleted (Article 3 para. 2 Merger Act).

3.	Sanierungsfusion / Restructuring Merger

Die Bilanz per 31. Dezember 2018 der NLS-1 weist eine Unterdeckung im Sinne von Art 6 Abs. 1 FusG aus, die beiden Bilanzen per 31. Dezember 2018 der NLS- 0 und der NLS weisen je eine Überschuldung im Sinne von Art. 6 Abs. 1 aus. Die Fusion kann nach Art. 6 Abs. 1 FusG im vorliegenden Fall nur erfolgen, wenn Gesellschaftsgläubiger im Umfang der Unterdeckung und Überschuldung aller drei fusionierenden Gesellschaften im Rang hinter alle anderen Gläubiger zurücktreten.

The balance sheet as of 31 December 2018 of NLS-1 discloses a capital loss situation in the meaning of Article 6 para. 1 Merger Agreement, the balance sheet as of 31 December 2018 of both NLS-0 and NLS disclose an over-indebtedness in the meaning of Article 6 para. 1 Merger Agreement. The companies involved in the merger may only merge in the case at hand, if the creditors of the companies involved in the merger agree that their claims shall be subordinated to any other claims of all other creditors in the amount of the capital loss and the over-indebtedness.

Die unter Art. 6 Abs. 2 FusG erforderliche Bestätigung der zugelassenen Revisionsexpertin, PricewaterhouseCoopers AG (CHE-106.839.438), in Zürich, wonach die Voraussetzungen nach Art. 6 Abs. 1 FusG (konkret das Vorliegen der erforderlichen Rangrücktritte) erfüllt sind, liegt vor (Bestätigung nach Art. 6 Abs. 2 FusG in Anhang 1).

The confirmation required under Article 6 para. 2 Merger Act from the specially qualified auditor, PricewaterhouseCoopers Ltd. (CHE-106.839.438), in Zürich, according to which the conditions in Article 6 para. 1 Merger Act (specifically the existence of the required subordination) have been fulfilled, is available (confirmation according to Article 6 para. 2 Merger Act in Annex 1).

4.	Fusionsbilanz / Merger Balance Sheet

NLS-1 übernimmt die NLS-0 gemäss der geprüften Fusionsbilanz per 31. Dezember 2018 (Anhang 2) zum Buchwert mit Aktiven von CHF 2’795’917 und Passiven (Fremdkapital) von CHF 3’622’583, woraus sich ein Passivenüberschuss von CHF 826’666 ergibt.

NLS-1 will acquire NLS-0 based on the audited merger balance sheet as of 31 December 2018 (Appendix 2) at book value with assets of CHF 2’795’917 and liabilities of CHF 3’622’583 and therefore a liabilities surplus of CHF 826’666.

Weiter übernimmt die NLS-1 die NLS gemäss der geprüften Fusionsbilanz per 31. Dezember 2018 (Anhang 3) zum Buchwert mit Aktiven von CHF 847’806 und Passiven (Fremdkapital) von CHF 1’480’220, woraus sich ein Passivenüberschuss von CHF 632’414 ergibt.

In addition, NLS-1 will acquire NLS based on the audited merger balance sheet as of 31 December 2018 (Appendix 3) at book value with assets of CHF 847’806 and liabilities of CHF 1’480’220 and therefore a liabilities surplus of CHF 632’414.

Die Fusionsbilanzen der NLS-0 und NLS inkl. Revisionsberichte bilden Bestandteil dieses Fusionsvertrages.

The audited merger balance sheets of NLS-0 and NLS as well as the audit reports are an integral part of this merger agreement.

5.	Umtauschverhältnis und Ausgleichzahlung (Art. 13 Abs. 1 lit. b FusG) / Exchange Ratio and Compensation Payment (Article 13 para. 1 lit. b Merger Act)

Die Parteien vereinbaren, das die Aktionäre der NLS-0 pro NLS-0-Aktie je 0.115019304 Aktien (gerundet) an der NLS-1 bzw. die Aktionäre der NLS pro NLS-Aktie je 0.033964034 Aktien (gerundet) an der NLS-1 erhalten. Die Aktien werden den Aktionären im Verhältnis ihrer bisherigen Beteiligung an der NLS-0 bzw. NLS zugeteilt. Es werden keine Ausgleichszahlungen getätigt.

The Parties agree that the shareholders of NLS-0 will receive 0.115019304 shares (rounded) of NLS-1 per NLS-0 share respectively the shareholders of NLS will receive 0.033964 shares (rounded) of NLS-1 per NLS share. The shares will be allocated to the shareholders in proportion to their previous participation in NLS-0 and NLS. There are no compensation payments.

6.	Sonderrechte (Art. 13 Abs. 1 lit. c FusG) / Special rights (Article 13 para. 1 lit. c Merger Act)

Inhaber von Sonderrechten, von Anteilen ohne Stimmrecht oder von Genussscheinen bestehen bei der NLS-1 nicht.

There are no holders of special rights, shares without voting rights or profit sharing certificates in NLS-1.

7.	Modalitäten für den Umtausch (Art. 13 Abs. 1 lit. d und lit. e FusG) / Modalities for the Exchange (Article 13 para. 1 lit. d and lit. e Merger Act)

Gleichzeitig mit der Genehmigung dieses Fusionsvertrages durch die Generalversammlung der NLS-1 soll der Verwaltungsrat der NLS-1 die Übertragung der bisher von der NLS-1 gehaltenen 149 Namenaktien mit einem Nennwert von je CHF 100.- auf die Aktionäre der NLS-0 und NLS im Verhältnis ihrer bisherigen Beteiligung an der NLS-0 und NLS genehmigen. Diese Genehmigung der Aktienübertragung dient der Beteiligung der Aktionäre der der NLS-0 und NLS gemäss dem Umtauschverhältnis in Ziffer 5.

At the same time as this merger agreement is approved by the shareholders’ meeting of NLS-1, the board of directors of NLS-1 will approve the transfer of the 149 registered shares previously held by NLS-1 with a nominal value of CHF 100 each to the shareholders of NLS-0 and NLS in proportion to their previous participation in NLS-0 and NLS. This approval of the share transfer serves the participation of the shareholders of NLS-0 and NLS in accordance with the exchange ratio in Section 5.

Die Parteien vereinbaren, dass die Aktionäre der NLS-0 und NLS bei Eintragung der Fusion im Handelsregister als alleinige Eigentümer der ihnen zukommenden Namenaktien im Aktienbuch der NLS-1 eingetragen werden und der Verwaltungsrat der NLS-1 verpflichtet sich, das angepasste Aktienbuch der NLS- 1 hiermit zu genehmigen.

The parties agree that upon registration of the merger in the commercial register, the shareholders of NLS-0 and NLS will be registered as sole owners of registered shares, which the shareholders of NLS receive, in the share register of NLS-1 and the Board of Directors of NLS-1 hereby undertakes to approve the adjusted share register of NLS-1.

Die Namenaktien, welche den Aktionären der NLS-0 und NLS zukommen, sind per Eintragung in das Handelsregister dividendenberechtigt.

The registered shares, which the shareholders of NLS-0 and NLS receive, are entitled to dividends with entry into the commercial register.

8.	Zeitpunkt der Wirkung der Fusion (Art. 13 Abs. 1 lit. g FusG) / Date of Effectiveness of Merger Agreement (Article 13 para. 1 lit. g Merger Act)

Die Fusion wird mit Eintragung im Handelsregister rechtswirksam.

The merger will take legal effect and upon registration with the commercial register.

Die Fusion erfolgt mit Wirkung per 1. Januar 2019. Ab diesem Zeitpunkt gelten sämtliche Handlungen der NLS-0 und NLS als für Rechnung der NLS-1 vorgenommen. Die Verwaltungsräte der NLS-0 und NLS stellen fest, dass seit Errichtung der Fusionsbilanz per 31. Dezember 2018 keine wichtigen Veränderungen in ihrer Vermögenslage eingetreten sind.

The merger will take effect on 1 January 2019. From this date forward, all actions of NLS-0 and NLS shall be deemed to have been performed on behalf of NLS-1. The board of directors of NLS-0 and NLS note that since the merger balance sheet was drawn up on 31 December 2018, no important changes have occurred in its assets and liabilities.

9.	Besondere Vorteile (Art. 13 Abs. 1 lit. h FusG) / Special Benefits (Article 13 para. 1 lit. h Merger Act)

Im Zusammenhang mit dieser Fusion werden den Mitgliedern der Leitungs- und Verwaltungsorgane der Parteien keine besonderen Vorteile gewährt.

In the context of this merger, no special benefits will be granted to the members of the supreme administrative or management bodies or to managerial members of the Parties.

10.	Fusionsbericht, Prüfung durch zugelassenen Revisionsexperten, Einsichtsrecht / Merger Report, Review by qualified auditor, Right of Inspection

Gestützt auf Art. 14 Abs. 2 und 15 Abs. 2 FusG haben alle Aktionäre auf die Erstellung eines Fusionsberichts und dessen Prüfung sowie die Prüfung des Fusionsvertrages verzichtet.

Pursuant to Article 14 para. 2 and Article 15 para. 2 Merger Act, all shareholders have waived their right to prepare a merger report and its review as well as the review of this merger agreement.

Darüber hinaus haben alle Aktionäre gestützt auf Art. 16 Abs. 2 FusG dem Verzicht auf das Einsichtsrecht zugestimmt.

In addition, all shareholders have approved the waiver of the right of inspection based on Article 16 para. 2 Merger Act.

11.	Fusionsbeschluss durch die Generalversammlung / Merger Resolution of the Shareholders’ Meeting

11.1	Generalversammlung der NLS-0 / Merger Resolution of NLS-0

Der Verwaltungsrat der NLS-0 wird den vorliegenden Fusionsvertrag der nächsten ausserordentlichen Generalversammlung mit Antrag auf Genehmigung zur Beschlussfassung unterbreiten.

The board of directors of NLS-0 will submit the merger agreement to the next extraordinary shareholders’ meeting with a motion for approval.

11.2	Generalversammlung der NLS / Merger Resolution of NLS

Der Verwaltungsrat der NLS wird den vorliegenden Fusionsvertrag der nächsten ausserordentlichen Generalversammlung mit Antrag auf Genehmigung zur Beschlussfassung unterbreiten.

The board of directors of NLS will submit the merger agreement to the next extraordinary shareholders’ meeting with a motion for approval.

11.3	Generalversammlung der NLS-1 / Merger Resolution of NLS-1

Der Verwaltungsrat der NLS-1 wird den vorliegenden Fusionsvertrag der nächsten ausserordentlichen Generalversammlung mit Antrag auf Genehmigung zur Beschlussfassung unterbreiten.

The board of directors of NLS-1 will submit the merger agreement to the next extraordinary shareholders’ meeting with a motion for approval.

12.	Information von Aktionären und Arbeitnehmern / Information of Shareholders and Employees

Die Parteien werden die Aktionäre und die Arbeitnehmer gemäss den gesetzlichen Vorgaben informieren.

The Parties will inform the shareholders and the employees in accordance with the legal requirements.

Weder bei NLS-0 noch bei NLS und NLS-1 sind Massnahmen geplant, welche die Arbeitnehmer betreffen. Auf eine Konsultation der Arbeitnehmer gemäss Art. 28 FusG der Parteien kann folglich verzichtet werden.

Neither NLS-0 nor NLS nor NLS-1 have any measures planned which affect employees. Consequently, there is no need to consult the employees pursuant to Article 28 Merger Act of the parties.

13.	Gesellschafter mit unbeschränkter Haftung / Shareholders with Unlimited Liabilities

Bei dieser Fusion sind keine Gesellschafter mit unbeschränkter Haftung beteiligt.

In this merger, there are no shareholders with unlimited liability involved.

14.	Schlussbestimmungen / Final Provisions

14.1	Inkrafttreten / Entry into Force

Dieser Fusionsvertrag tritt mit seiner rechtsgültigen Unterzeichnung durch beide Parteien in Kraft. Die Fusion wird mit Eintrag im Handelsregister rechtskräftig.

This merger agreement will enter into force upon the legally binding signature of both Parties. The merger will take effect upon registration with the commercial register.

14.2	Kosten, Entschädigung und Steuern / Costs, Compensations and Taxes

NLS-1 trägt die Kosten dieses Fusionsvertrages.

NLS-1 shall pay the costs of this merger agreement.

14.3	Änderungen und Ergänzungen / Amendments and Supplements

Änderungen und Ergänzungen dieses Fusionsvertrages bedürfen zu ihrer Gültigkeit der Schriftlichkeit.

Amendments and supplements to this merger agreement must be in writing in order to be valid.

14.4	Salvatorische Klausel / Severability Clause

Jede Bestimmung dieses Fusionsvertrages ist so auszulegen, dass sie nach den anwendbaren zwingenden Vorschriften gültig und durchsetzbar ist. Sollte sich eine Bestimmung dieses Fusionsvertrages als ungültig oder nicht vollstreckbar erweisen, ist sie durch eine gültige und vollstreckbare Bestimmung zu ersetzen, die dem rechtlichen und wirtschaftlichen Zweck der nichtigen oder unwirksam gewordenen Bestimmung am ehesten entspricht. Die übrigen Bestimmungen dieses Fusionsvertrages werden durch die Ungültigkeit resp. Nichtvollstreckbarkeit einer Bestimmung nicht berührt und bleiben gültig und vollstreckbar.

Each provision of this merger agreement shall be construed to be valid and enforceable in accordance with applicable mandatory rules. If any provision of this merger agreement is held to be invalid or unenforceable, it shall be replaced by a valid and enforceable provision which most closely reflects the legal and economic purpose of the invalid or unenforceable provision. All other provisions of this merger agreement shall not be affected by the invalidity or unenforceability and shall be deemed valid and enforceable.

14.5	Sprache / Language

Im Falle eines Widerspruchs zwischen der deutschen und der englischen Fassung dieses Fusionsvertrages geht die deutsche Fassung vor.

In case of any discrepancies between the German and the English version of this merger agreement, the German version shall prevail.

14.6	Anwendbares Recht und Gerichtsstand / Governing Law and Jurisdiction

Dieser Fusionsvertrag untersteht materiellem schweizerischem Recht. Gerichtsstand für alle Streitigkeiten aus oder im Zusammenhang mit diesem Fusionsvertrag ist das Kantonsgericht Nidwalden in Stans.

This merger agreement shall be subject to and governed by Swiss substantive law. The place of jurisdiction for any dispute arising out of or in connection with this merger agreement shall be the cantonal court of Nidwalden in Stans (Switzerland).

Anhänge:

Anhang 1:	Bestätigung der PricewaterhouseCoopers AG vom 12. März 2019

Appendix 1:*	Confirmation of PricewaterhouseCoopers Ltd. as of 12 March 2019

Anhang 2:	Geprüfte Fusionsbilanz der NLS-0 Pharma AG per 31. Dezember 2018 inkl. Revisionsbericht

Appendix 2:*	Audited merger balance sheet of NLS-0 Pharma Ltd. as of 31 December 2018 including auditor’s report

Anhang 3:	Geprüfte Fusionsbilanz der NLS Pharma AG per 31. Dezember 2018 inkl. Revisionsbericht

Appendix 3:*	Audited merger balance sheet of NLS Pharma Ltd. as of 31 December 2018 including auditor’s report

* Appendices omitted

NLS-1 Pharma AG:

/s/ Ronald Hafner	/s/ Alexander Zwyer
Ronald Hafner	Alexander Zwyer
Präsident des Verwaltungsrates /	Mitglied des Verwaltungsrates /
Chairman of the Board of Directors	Member of the Board of Directors

/s/ Jürgen Bauer	/s/ Eric Konofal
Jürgen Bauer	Eric Konofal
Mitglied des Verwaltungsrates /	Mitglied des Verwaltungsrates /
Member of the Board of Directors	Member of the Board of Directors

NLS-0 Pharma AG:

/s/ Alexander Zwyer
Alexander Zwyer
Mitglied des Verwaltungsrates /
Member of the Board of Directors

NLS Pharma AG:

/s/ Ronald Hafner	/s/ Alexander Zwyer
Ronald Hafner	Alexander Zwyer
Präsident des Verwaltungsrates /	Mitglied des Verwaltungsrates /
Chairman of the Board of Directors	Member of the Board of Directors

/s/ Jürgen Bauer	/s/ Eric Konofal
Jürgen Bauer	Eric Konofal
Mitglied des Verwaltungsrates /	Mitglied des Verwaltungsrates /
Member of the Board of Directors	Member of the Board of Directors